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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 15, 2003

Washington Mutual, Inc.
(Exact name of registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1201 Third Avenue, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 461-2000 (Registrant's telephone number, including area code)

ITEM 9. Regulation FD Disclosure.

        This information, furnished under Item 9. Regulation FD Disclosure, is also intended to be furnished under Item 12. Results of Operations and Financial Condition, in accordance with SEC Release No. 33-8216.

        On April 15, 2003, Washington Mutual, Inc. issued a press release reporting its results of operations for the first quarter ended March 31, 2003.

2

        April 15, 2003

FOR IMMEDIATE RELEASE

Washington Mutual Announces Record Earnings;
Company Delivers $1 Billion Quarter
Board of Directors Increases Cash Dividend

        SEATTLE—Washington Mutual, Inc. (NYSE: WM) today announced record earnings of $1 billion, or $1.07 per diluted share, for the quarter ended March 31, 2003, up 8 percent on a per share basis from $956 million, or 99 cents per diluted share for the same period a year ago.

        Highlights of the recently completed quarter included:

  •
  Loan volume of $106.62 billion, up 62 percent from the first quarter of 2002;

  •
  Depositor and other retail banking fees of $420 million, up 16 percent from the same period a year ago;

  •
  Continued growth in checking accounts, one of the company's key relationship-building products, which increased by more than 200,000 during the quarter;

  •
  The opening of 33 new financial center stores and three new home loan stores throughout the country. The company is on schedule to open approximately 250 financial center stores and 70 home loans stores in 2003 as the company continues to expand its national franchise;

  •
  The company recorded a strong 19.44 percent return on average common equity;

  •
  The repurchase of 10.2 million shares of the company's common stock in the quarter at an average price of $34.41, reflecting the company's strategy to effectively manage its capital; and

  •
  The 31st consecutive quarter of an increased cash dividend.

        "Washington Mutual entered 2003 in an excellent position and we're poised to continue the momentum as the year progresses," said Kerry Killinger, the company's chairman, president and CEO. "Our record-breaking first quarter results reflect the strength of our underlying strategy of serving the broad middle market by providing the combination of great value and efficient, friendly service. We are extremely proud of the first quarter results that our talented employees produced."

BOARD OF DIRECTORS INCREASES DIVIDEND FOR 31st CONSECUTIVE QUARTER

        Based on the company's continued strong operating fundamentals and financial performance, Washington Mutual's Board of Directors declared a cash dividend of 30 cents per share on the company's common stock, up from 29 cents per share in the previous quarter. Dividends on the common stock are payable May 15, 2003 to shareholders of record as of April 30, 2003.

FIRST QUARTER RESULTS

Net Interest Income

        For the first quarter of 2003, net interest income was $2.02 billion, an increase of $91 million, or 5 percent, from the fourth quarter of 2002. Most of this increase was due to the expansion of the net interest margin, which increased by 7 basis points to 3.32 percent during the first quarter, largely because of lower rates paid on interest-bearing deposits.

        As compared with the first quarter of 2002, net interest income for the first quarter of 2003 declined by $379 million, or 16 percent. Most of this decrease resulted from contraction of the margin, which declined by 42 basis points as yields on loans and debt securities continued to reprice downward from the higher interest rate levels in effect during the early part of 2002.

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        The net interest spread for the quarter was 3.04 percent, compared with 3.58 percent for the same period last year.

Noninterest Income

        As the company experienced exceptional quarterly loan volumes, the gain from mortgage loans was $587 million, an increase of $195 million versus the fourth quarter of 2002 and $336 million from the first quarter of 2002.

        In addition, consumers continued to choose Washington Mutual to serve their financial needs, leading to an increase of more than 200,000 net retail checking accounts during the first quarter. Strong growth in net retail checking accounts, which increased by more than 900,000 since the end of first quarter 2002, contributed to the increase of $59 million in depositor and other retail banking fees to $420 million, up 16 percent from $361 million a year earlier.

        The company's expansion into the New York/New Jersey retail banking market continues to produce strong results. From May 2002, when the company's retail banking unit began doing business under the Washington Mutual name in New York, through the end of the first quarter of 2003, the number of checking accounts increased 37 percent at an annualized rate in the branches acquired from Dime Bancorp.

Lending

        Boosted by the continued low interest rate environment and the demand for refinancing of home loan mortgages, Washington Mutual produced loan volume of $106.62 billion for the quarter, up 62 percent from $65.69 billion in the first quarter of 2002. Of the total loan volume in the first quarter, home loan volume totaled $97.47 billion, versus $58.97 billion in the same period a year ago. Home equity loans and lines of credit and multi-family loans increased by $6.73 billion from the first quarter of 2002 to $38.72 billion at March 31, 2003, up 21 percent.

Efficiency Ratio

        For the quarter, noninterest expense totaled $1.71 billion, which was up from $1.52 billion during the first quarter of 2002. The increase was primarily due to investment in the expansion of the company's store network and increased loan expenses resulting from significantly higher lending volumes. The efficiency ratio was 49.91 percent during the quarter compared with 49.94 percent in the fourth quarter of 2002 and 47.48 percent in the first quarter of 2002.

Risk Management

        Credit performance, a key focus for Washington Mutual, remained well in line with the company's expectations. Consistent with the fourth quarter of 2002, the company continued to actively manage its portfolio of nonperforming assets (NPAs) during the quarter.

        Total NPAs decreased $93 million during the quarter to $2.50 billion at March 31, 2003. At the end of the quarter, NPAs as a percentage of total assets were 0.90 percent versus 0.97 percent at the end of the fourth quarter.

        The provision for loan and lease losses was $125 million, as compared with $125 million in the fourth quarter of 2002 and $175 million for the same period of the previous year. Net loan charge-offs for the first quarter were $95 million, compared with $108 million for the fourth quarter of 2002. The allowance for loan and lease losses was $1.68 billion at March 31, 2003. The net MSR asset was $5.21 billion at March 31, 2003, as compared with $5.34 billion at December 31, 2002.

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Balance Sheet and Capital Management

        Consolidated assets at March 31, 2003 were $276.97 billion, compared with $268.30 billion at December 31, 2002. The growth in assets during the quarter was the result of an increase in loans held for sale and loans held in portfolio. The company continues to expect asset growth of 5% to 10% in 2003.

        At March 31, 2003, balances of transaction deposits, including checking, savings and money market deposits, represented 80 percent of total deposits, compared with 78 percent at the end of 2002. Total deposits were $159.87 billion at the end of the first quarter, up from $155.52 billion at December 31, 2002, reflecting the company's organic growth in retail deposits and in custodial/escrow deposits related to loan servicing activities.

        Washington Mutual continues to manage its capital position by repurchasing its common stock. During the first quarter, the company repurchased 10.2 million shares of its common stock at an average price of $34.41. The company's tangible common equity was 5.29 percent of total tangible assets at March 31, 2003.

        In addition, the capital ratios of the company's banking subsidiaries continued to exceed federal regulatory requirements for classification as "well-capitalized" institutions, the highest regulatory standard.

Outlook

        "Despite the current challenges both domestically and internationally, our management team fully expects 2003 will be another record year for Washington Mutual," Killinger said. "Our business fundamentals remain strong and credit quality continues to perform in line with management's expectations."

        "Our primary focus for the foreseeable future will be successfully executing our key business strategies, which are focused on internal growth and increased productivity, and continuing to make progress toward our long-term goal of building the nation's leading retailer of financial services to the broad middle market."

Company Updates

  •
  Business Week magazine rated Washington Mutual No. 13 among all S&P 500 companies based on its one- and three-year shareholder returns, sales growth and profit growth, and the company's net margin and return on equity, including a weighting for sales volume and long-term debt-to-capital ratio. The company was the No. 1-rated performer in the banking category.

  •
  Washington Mutual was also named "One of the Best Companies to Work For" by Fortune magazine, making it part of an exclusive group to be recognized by the magazine in three areas: "Best to Work For," "Best for Minorities" and "Most Admired."

  •
  WaMu Capital Corp., a fixed-income institutional broker-dealer and subsidiary of Washington Mutual, Inc., announced plans to expand its existing sales office in New York to include trading, compliance and support functions. WaMu Capital Corp., headquartered in Seattle, is focused on building additional relationships with asset managers, banks and other institutional investors nationwide.

  •
  The company and Fannie Mae announced an affordable lending alliance designed to increase lending by $85 billion over five years to low- and moderate-income borrowers, minorities, immigrant families, residents of low- to moderate-income underserved areas and first-time homebuyers.

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  •
  WM Group of Funds, the company's mutual fund complex, was ranked by Barron's magazine as the No. 1 fund family for five-year performance.

  •
  The company's ongoing effort to further broaden its corporate finance team resulted in the hiring of two new members. Steve Lobo, a former American Express and U.S. Bancorp executive, joined the company as Senior Vice President and Treasurer. On April 4, the company announced 20-year General Electric veteran David Beck as its Chief Investment Officer, a newly created position that will play an important role in continuing to broaden the company's asset portfolio management.

        With a history dating back to 1889, Washington Mutual is a retailer of consumer financial services that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At March 31, 2003, Washington Mutual and its subsidiaries had assets of $276.97 billion. Washington Mutual currently operates more than 2,500 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.

        A live webcast of the company's quarterly earnings conference call will be held on Wednesday, April 16, 2003, at 7:30 a.m. Pacific Daylight Time at www.wamu.com or via telephone at 1-888-282-0170. Participants calling from outside the United States may dial 1-712-257-2272. The passcode "WaMu" is required to access the call.

        Via the Internet, the conference call is available on the Investor Relations portion of the company's web site at www.wamu.com/ir. A transcript of the prepared remarks will be on the company's web site for 30 days following the call.

        A recording of the conference call will be available after 10 a.m. PDT on Wednesday, April 16, 2003 through 8:59 p.m. PDT on Friday, April 25, 2003. The recorded message will be available at 1-800-406-7495. Callers from outside the United States may dial 1-402-220-1206.

Forward Looking Statement

        "This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading "Factors That May Affect Future Results" in Washington Mutual's 2002 Annual Report on Form 10-K which include: general business and economic conditions may significantly affect our earnings; if we are unable to effectively manage the volatility of our mortgage banking business, our earnings could be adversely affected; a failure to effectively implement our business operations technology solutions could adversely affect our earnings and financial condition; the financial services industry is highly competitive; changes in the regulation of financial services companies could adversely affect our business."

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Media Contact:	Alan Gulick (206) 377-3637 alan.gulick@wamu.net
Investor Contacts:	JoAnn DeGrande (206) 461-3186 joann.degrande@wamu.net
Ruthanne King (206) 461-6421 ruthanne.king@wamu.net

Washington Mutual, Inc.
Consolidated Statements of Income
(dollars in millions, except per share data)
(unaudited)

	Quarter Ended
	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
Interest Income
Loans held for sale	$589	$532	$443
Loans held in portfolio	2,106	2,219	2,411
Available-for-sale securities	517	547	947
Other interest and dividend income	80	68	82

Total interest income	3,292	3,366	3,883
Interest Expense
Deposits	587	672	651
Borrowings	688	768	836

Total interest expense	1,275	1,440	1,487

Net interest income	2,017	1,926	2,396
Provision for loan and lease losses	125	125	175

Net interest income after provision for loan and lease losses	1,892	1,801	2,221
Noninterest Income
Home loan mortgage banking income (expense):
Loan servicing fees	613	628	540
Amortization of mortgage servicing rights	(969)	(920)	(479)
Mortgage servicing rights recovery (impairment)	37	(308)	45
Revaluation gain (loss) from derivatives	217	(19)	(15)
Net settlement income from certain interest-rate swaps	140	158	6
Gain from mortgage loans	587	392	251
Other home loan mortgage banking income, net	98	90	39

Total home loan mortgage banking income	723	21	387
Depositor and other retail banking fees	420	449	361
Securities fees and commissions	89	90	82
Insurance income	52	45	47
Portfolio loan related income	117	123	65
Gain (loss) from other available-for-sale securities	(5)	574	(298)
Gain (loss) on extinguishment of securities sold under agreements to repurchase	(87)	(11)	74
Other income	97	103	90

Total noninterest income	1,406	1,394	808
Noninterest Expense
Compensation and benefits	771	757	690
Occupancy and equipment	304	294	288
Telecommunications and outsourced information services	144	115	139
Depositor and other retail banking losses	52	51	50
Amortization of other intangible assets	16	16	17
Professional fees	56	47	55
Advertising and promotion	63	58	44
Other expense	303	320	238

Total noninterest expense	1,709	1,658	1,521

Income before income taxes	1,589	1,537	1,508
Income taxes	586	568	552

Net Income	$1,003	$969	$956

Net Income Attributable to Common Stock	$1,003	$969	$954

Net income per common share:
Basic	$1.09	$1.05	$1.01
Diluted	1.07	1.03	0.99
Dividends declared per common share	0.29	0.28	0.25
Basic weighted average number of common shares outstanding (in thousands)	921,084	926,210	947,653
Diluted weighted average number of common shares outstanding (in thousands)	934,889	939,991	963,242

Washington Mutual, Inc.
Consolidated Statements of Financial Condition
(dollars in millions, except per share data)
(unaudited)

	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
Assets
Cash and cash equivalents	$6,295	$7,208	$5,740
Federal funds sold and securities purchased under resale agreements	1,606	2,015	2,312
Available-for-sale securities:
Mortgage-backed securities	26,768	28,375	24,347
Investment securities	15,635	15,597	42,951
Loans held for sale	44,014	33,996	24,751
Loans held in portfolio	150,557	147,528	144,930
Allowance for loan and lease losses	(1,680)	(1,653)	(1,621)

Total loans held in portfolio, net of allowance for loan and lease losses	148,877	145,875	143,309
Investment in Federal Home Loan Banks	3,871	3,703	4,317
Mortgage servicing rights	5,210	5,341	7,955
Goodwill	6,253	6,270	6,163
Other assets	18,441	19,918	13,386

Total assets	$276,970	$268,298	$275,231

Liabilities
Deposits:
Noninterest-bearing deposits	$40,478	$37,515	$22,553
Interest-bearing deposits	119,394	118,001	106,457

Total deposits	159,872	155,516	129,010
Federal funds purchased and commercial paper	2,214	1,247	4,018
Securities sold under agreements to repurchase	20,502	16,717	44,789
Advances from Federal Home Loan Banks	52,221	51,265	61,734
Other borrowings	15,725	15,264	14,238
Other liabilities	5,749	8,155	3,207

Total liabilities	256,283	248,164	256,996
Redeemable preferred stock	—	—	102
Stockholders' equity	20,687	20,134	18,133

Total liabilities, redeemable preferred stock, and stockholders' equity	$276,970	$268,298	$275,231

Common shares outstanding at end of period (in thousands)(1)	934,983	944,047	973,590
Book value per common share(2)	$22.55	$21.74	$18.98
Tangible book value per common share(2)	15.84	15.06	12.55
Full-time equivalent employees at end of period	53,918	52,459	49,039

(1)
Includes 17,550,000 shares at March 31, 2003, and 18,000,000 shares at December 31, 2002 and March 31, 2002, held in escrow pending resolution of the Company's asserted right to the return of such shares.

(2)
Excludes 17,550,000 shares at March 31, 2003, and 18,000,000 shares at December 31, 2002 and March 31, 2002, held in escrow pending resolution of the Company's asserted right to the return of such shares.

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions, except per share data)
(unaudited)

	Quarter Ended
	Mar. 31, 2003	Mar. 31, 2002
Stockholders' Equity Rollforward
Balance, beginning of period	$20,134	$14,063
Net income	1,003	956
Other comprehensive income (loss), net of tax	119	(412)
Cash dividends declared on common stock	(267)	(243)
Cash dividends declared on redeemable preferred stock	—	(2)
Common stock repurchased and retired	(351)	—
Common stock issued for acquisitions	—	3,685
Common stock issued	49	86

Balance, end of period	$20,687	$18,133

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions, except per share amounts)
(unaudited)

	Quarter Ended
	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002	Mar. 31, 2002
PROFITABILITY
Net interest income	$2,017	$1,926	$1,919	$2,100	$2,396
Net interest margin	3.32%	3.25%	3.36%	3.54%	3.74%
Noninterest income	$1,406	$1,394	$1,380	$1,208	$808
Noninterest expense	1,709	1,658	1,616	1,586	1,521
Net income	1,003	969	981	990	956
Net income per common share:
Basic	$1.09	$1.05	$1.04	$1.04	$1.01
Diluted	1.07	1.03	1.02	1.01	0.99
Dividends declared per common share	$0.29	$0.28	$0.27	$0.26	$0.25
Return on average assets	1.43%	1.42%	1.50%	1.48%	1.34%
Return on average common equity	19.44	18.34	18.79	20.37	20.64
Efficiency ratio(1)	49.91	49.94	48.99	47.95	47.48
ASSET QUALITY
Nonaccrual loans(2)	$2,166	$2,257	$2,188	$2,232	$2,391
Foreclosed assets	334	336	309	274	267
Total nonperforming assets	2,500	2,593	2,497	2,506	2,658
Nonperforming assets/total assets	0.90%	0.97%	0.95%	0.96%	0.97%
Restructured loans	$99	$98	$112	$119	$130
Total nonperforming assets and restructured loans	2,599	2,691	2,609	2,625	2,788
Allowance for loan and lease losses	1,680	1,653	1,705	1,665	1,621
Allowance as a percentage of total loans held in portfolio	1.12%	1.12%	1.15%	1.14%	1.12%
Provision for loan and lease losses	$125	$125	$135	$160	$175
Net charge-offs	95	108	88	116	99
CAPITAL ADEQUACY
Stockholders' equity/total assets	7.47%	7.50%	7.68%	7.50%	6.59%
Tangible common equity(3)/total tangible assets(3)	5.29	5.29	5.27	5.28	4.69
Estimated total risk-based capital/risk-weighted assets(4)	11.41	11.57	11.16	12.32	11.69
SUPPLEMENTAL DATA
Average balance sheet:
Loans held for sale	$42,327	$37,322	$25,740	$22,211	$27,241
Loans held in portfolio	148,382	149,173	146,160	146,667	147,531
Interest-earning assets	241,690	237,842	229,364	236,504	255,177
Total assets	280,850	273,729	261,170	266,849	284,350
Interest-bearing deposits	119,056	116,177	111,408	108,231	101,217
Noninterest-bearing deposits	38,851	32,375	24,065	22,417	22,635
Stockholders' equity	20,633	21,121	20,872	19,401	18,487
Period-end balance sheet:
Loans held for sale	44,014	33,996	29,508	21,940	24,751
Loans held in portfolio, net of allowance for loan and lease losses	148,877	145,875	146,157	144,208	143,309
Interest-earning assets	242,451	231,214	230,167	230,852	243,608
Assets	276,970	268,298	262,631	261,298	275,231
Interest-bearing deposits	119,394	118,001	112,969	108,441	106,457
Noninterest-bearing deposits	40,478	37,515	27,639	20,628	22,553
Stockholders' equity	20,687	20,134	20,178	19,598	18,133

(1)
The efficiency ratio is defined as noninterest expense, divided by total revenue (net interest income and noninterest income).

(2)
Excludes nonaccrual loans held for sale.

(3)
Excludes unrealized net gain/loss on available-for-sale securities and derivatives, goodwill and intangible assets but includes MSR.

(4)
Estimate of what the total risk-based capital ratio would be if Washington Mutual, Inc. was a bank holding company that complies with Federal Reserve Board capital requirements.

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions)
(unaudited)

	Quarter Ended
	Mar. 31, 2003			Dec. 31, 2002			Mar. 31, 2002
	Balance	Rate	Interest Income/ Expense	Balance	Rate	Interest Income/ Expense	Balance	Rate	Interest Income/ Expense
Average Balances and Weighted Average Interest Rates
Assets
Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$5,132	1.25%	$16	$2,536	1.43%	$9	$1,139	1.63%	$5
Available-for-sale securities(1):
Mortgage-backed securities	26,209	5.30	347	26,010	5.01	325	25,248	5.39	340
Investment securities	14,989	4.55	170	18,286	4.84	222	49,267	4.96	607
Loans held for sale(2)	42,327	5.57	589	37,322	5.70	532	27,241	6.51	443
Loans held in portfolio(2):
Loans secured by real estate:
Home loans	83,105	5.21	1,083	85,317	5.55	1,184	88,206	6.18	1,362
Purchased specialty mortgage finance	10,075	5.95	150	9,405	5.54	130	8,538	6.91	148

Total home loans	93,180	5.29	1,233	94,722	5.55	1,314	96,744	6.24	1,510
Home construction loans:
Builder(3)	1,056	5.03	13	1,109	5.68	16	1,568	6.04	24
Custom(4)	920	7.75	18	914	8.34	19	929	7.72	18
Home equity loans and lines of credit:
Banking subsidiaries	17,247	5.43	234	15,380	5.69	219	11,103	6.02	167
Washington Mutual Finance	1,958	11.94	58	2,010	11.88	60	2,097	11.94	62
Multi-family	18,476	5.66	262	18,815	5.82	274	17,541	6.34	278
Other real estate	7,747	6.34	122	8,230	6.67	138	8,424	7.03	148

Total loans secured by real estate	140,584	5.52	1,940	141,180	5.77	2,040	138,406	6.38	2,207
Consumer:
Banking subsidiaries	1,343	8.90	30	1,691	9.30	40	2,851	9.71	66
Washington Mutual Finance	1,720	19.30	83	1,710	19.25	83	1,729	18.50	80
Commercial business	4,735	4.47	53	4,592	4.83	56	4,545	5.14	58

Total loans held in portfolio	148,382	5.68	2,106	149,173	5.94	2,219	147,531	6.55	2,411
Other	4,651	5.56	64	4,515	5.16	59	4,751	6.69	77

Total interest-earning assets	241,690	5.45	3,292	237,842	5.65	3,366	255,177	6.10	3,883
Noninterest-earning assets:
Mortgage servicing rights	5,456			5,855			7,006
Goodwill	6,267			6,229			5,595
Other	27,437			23,803			16,572

Total assets	$280,850			$273,729			$284,350

Liabilities
Interest-bearing liabilities:
Deposits:
Interest-bearing checking	$58,222	1.92	276	$53,588	2.35	317	$23,873	2.76	163
Savings accounts and money market deposit accounts	27,968	1.07	74	28,745	1.30	94	35,311	1.61	140
Time deposit accounts	32,866	2.93	237	33,844	3.06	261	42,033	3.36	348

Total interest-bearing deposits	119,056	2.00	587	116,177	2.30	672	101,217	2.61	651
Federal funds purchased and commercial paper	2,385	1.42	9	2,848	1.71	12	5,565	1.96	27
Securities sold under agreements to repurchase	20,371	2.76	140	23,659	2.77	165	53,450	1.62	213
Advances from Federal Home Loan Banks	55,844	2.72	378	56,047	2.94	416	65,302	2.63	424
Other	15,487	4.16	161	14,376	4.83	175	14,156	4.94	172

Total interest-bearing liabilities	213,143	2.41	1,275	213,107	2.68	1,440	239,690	2.52	1,487

Noninterest-bearing sources:
Noninterest-bearing deposits	38,851			32,375			22,635
Other liabilities	8,223			7,126			3,538
Stockholders' equity	20,633			21,121			18,487

Total liabilities and stockholders' equity	$280,850			$273,729			$284,350

Net interest spread and net interest income		3.04	$2,017		2.97	$1,926		3.58	$2,396

Impact of noninterest-bearing sources		0.28			0.28			0.16
Net interest margin		3.32			3.25			3.74

(1)
The average balance and yield are based on average amortized cost balances.

(2)
Nonaccrual loans were included in the average loan amounts outstanding.

(3)
Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.

(4)
Represents construction loans made directly to the intended occupant of a single-family residence.

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions)
(unaudited)

	Quarter Ended
	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
Loan Volume
Home loans:
Adjustable rate	$23,431	$25,998	$16,608
Fixed rate	69,510	67,487	39,231
Specialty mortgage finance(1)	4,529	4,689	3,127

Total home loan volume	97,470	98,174	58,966
Home construction loans:
Builder(2)	477	389	366
Custom(3)	163	194	148
Home equity loans and lines of credit:
Banking subsidiaries	5,196	4,721	3,480
Washington Mutual Finance	287	216	242
Multi-family	1,797	1,864	864
Other real estate	281	513	344

Total loans secured by real estate	105,671	106,071	64,410
Consumer:
Banking subsidiaries	59	114	238
Washington Mutual Finance	424	481	402
Commercial business	466	438	637

Total loan volume	$106,620	$107,104	$65,687

Loan Volume by Channel
Originated	$61,288	$64,881	$43,538
Purchased/Correspondent	45,332	42,223	22,149

Total loan volume by channel	$106,620	$107,104	$65,687

Refinancing Activity(4)
Home loan refinancing	$72,448	$71,203	$40,090
Home construction loans	12	11	13
Home equity loans and lines of credit and consumer	693	904	641
Multi-family and other real estate	707	903	322

Total refinancing	$73,860	$73,021	$41,066

Home Loan Volume by Index:
Short-term adjustable-rate mortgages:
Treasury indices	$4,539	$3,972	$6,480
COFI	249	316	728
Other	218	244	90

Total short-term adjustable-rate mortgages	5,006	4,532	7,298
Medium-term adjustable-rate mortgages	21,530	24,896	11,832
Fixed-rate mortgages	70,934	68,746	39,836

Total home loan volume	$97,470	$98,174	$58,966

(1)
Represents purchased subprime loan portfolios and mortgages originated by Long Beach Mortgage.

(2)
Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.

(3)
Represents construction loans made directly to the intended occupant of a single-family residence.

(4)
Includes loan refinancing entered into by both new and pre-existing loan customers.

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions)
(unaudited)

	Change from Dec. 31, 2002 to Mar. 31, 2003	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
Loans by Property Type and MBS
Loans held in portfolio:
Home loans:
Adjustable rate and fixed rate	$903	$83,745	$82,842	$85,401
Purchased specialty mortgage finance	476	10,604	10,128	8,974

Total home loans	1,379	94,349	92,970	94,375
Home construction loans:
Builder(1)	30	1,047	1,017	1,476
Custom(2)	(6)	926	932	915
Home equity loans and lines of credit:
Banking subsidiaries	1,921	18,089	16,168	12,676
Washington Mutual Finance	87	2,017	1,930	2,093
Multi-family	618	18,618	18,000	17,228
Other real estate	(24)	7,962	7,986	8,422

Total loans secured by real estate	4,005	143,008	139,003	137,185
Consumer:
Banking subsidiaries	(383)	1,280	1,663	1,908
Washington Mutual Finance	(11)	1,718	1,729	1,707
Commercial business	(582)	4,551	5,133	4,130

Total loans held in portfolio	3,029	150,557	147,528	144,930
Less: allowance for loan and lease losses	(27)	(1,680)	(1,653)	(1,621)
Loans securitized and retained as mortgage-backed securities	(1,385)	23,669	25,054	21,145

Total net loans held in portfolio and loans securitized and retained as mortgage-backed securities	1,617	172,546	170,929	164,454
Loans held for sale	10,018	44,014	33,996	24,751

Total net loans and loans securitized and retained as mortgage-backed securities	11,635	216,560	204,925	189,205
Purchased mortgage-backed securities	(222)	3,099	3,321	3,202

Total net loans and mortgage-backed securities	$11,413	$219,659	$208,246	$192,407

(1)
Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.

(2)
Represents construction loans made directly to the intended occupant of a single-family residence.

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions)
(unaudited)

Dec. 31, 2002 to Mar. 31, 2003
Rollforward of Mortgage Servicing Rights(1)
Balance, beginning of period	$5,341
Home loans:
Additions	940
Amortization	(969)
Recovery	37
Sale of servicing rights	(141)
Net change in commercial real estate mortgage servicing rights	2

Balance, end of period(2)	$5,210

Rollforward of Valuation Allowance for Mortgage Servicing Rights Impairment
Balance, beginning of period	$4,521
Recovery	(37)
Other than temporary impairment	(536)
Sale of servicing rights	(84)

Balance, end of period	$3,864

Rollforward of Loans Serviced for Others
Balance, beginning of period	$604,504
Home loans:
Additions	79,516
Loan payments and other	(92,556)
Net change in commercial real estate loans serviced for others	453

Balance, end of period	$591,917

Mar. 31, 2003 Balance
Total Servicing Portfolio
Loans serviced for others	$591,917
Servicing on retained mortgage-backed securities without mortgage servicing rights	4,843
Servicing on owned loans	180,160
Subservicing portfolio	191

Total servicing portfolio	$777,111

	Mar. 31, 2003
	Unpaid Principal Balance	Weighted Average Servicing Fee
		(in basis points, annualized)
Loans Serviced for Others by Loan Type
Government	$82,552	54
Agency	383,232	33
Private	113,125	41
Specialty home loans	13,008	50

Total loans serviced for others(3)	$591,917	38

(1)
Net of valuation allowance.

(2)
At March 31, 2003, aggregate mortgage servicing rights fair value was $5.25 billion.

(3)
Weighted average coupon (annualized) was 6.66% at March 31, 2003.

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions)
(unaudited)

	Change from Dec. 31, 2002 to Mar. 31, 2003	Mar. 31, 2003		% of total	Dec. 31, 2002		% of total	Mar. 31, 2002		% of total
Loans Secured by Real Estate and Mortgage-Backed Securities ("MBS")
Short-term adjustable-rate loans and MBS:
COFI	$(1,964)	$26,288		12%	$28,252		14%	$32,523		18%
Treasury indices	2,317	44,362		21	42,045		21	35,903		19
Other	2,686	30,106	(1)	14	27,420	(1)	13	22,716	(1)	12

Total short-term adjustable-rate loans and MBS	3,039	100,756		47	97,717		48	91,142		49
Medium-term adjustable-rate loans and MBS	(40)	54,124		25	54,164		27	51,546		28
Fixed-rate loans	9,547	55,238		26	45,691		23	40,019		21
Fixed-rate MBS	(172)	3,535		2	3,707		2	3,473		2

Total loans secured by real estate and MBS	$12,374	$213,653		100%	$201,279		100%	$186,180		100%

(1)
The balance included the following amount of securities retained which bear COFI to LIBOR basis risk (dollars in billions):

Mar. 31, 2003:	$2.8
Dec. 31, 2002:	2.8
Mar. 31, 2002:	2.8
	Quarter Ended
	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
Home Loan Mortgage Banking Income (Expense)
Loan servicing fees	$613	$628	$540
Loan subservicing fees	5	14	15
Amortization of mortgage servicing rights	(969)	(920)	(479)
Mortgage servicing rights recovery (impairment)	37	(308)	45
Other, net	(137)	(134)	(62)

Net home loan servicing income (expense)	(451)	(720)	59
Revaluation gain (loss) from derivatives:
Mortgage servicing rights risk management	412	109	(15)
Other mortgage banking risk management	(195)	(128)	—

Total revaluation gain (loss) from derivatives	217	(19)	(15)
Net settlement income from certain interest-rate swaps	140	158	6
Gain from mortgage loans	587	392	251
GNMA pool buy-out income	154	119	13
Loan related income	75	76	71
Gain from sale of originated mortgage-backed securities	1	15	2

Total home loan mortgage banking income	723	21	387

Impact of other mortgage servicing rights risk management instruments(1):
Gain from certain available-for-sale securities	—	407	—

Total home loan mortgage banking income, net of other mortgage servicing rights risk management instruments	$723	$428	$387

(1)
Includes only instruments designated for mortgage servicing rights risk management and does not include the effects of instruments held for asset/liability risk management.

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions)
(unaudited)

	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
	Balance	Balance	Balance
Deposits
Deposits:
Checking accounts:
Interest-bearing	$60,105	$56,132	$31,658
Noninterest-bearing	38,263	35,730	21,718

Total checking accounts	98,368	91,862	53,376
Savings and money market deposit accounts	29,910	29,886	34,378
Time deposit accounts(1)	31,594	33,768	41,256

Total deposits(2)	$159,872	$155,516	$129,010

(1)
Weighted average remaining maturity of time deposits was 15 months at March 31, 2003, 15 months at December 31, 2002 and 11 months at March 31, 2002.

(2)
Includes custodial and escrow deposits of $27.04 billion at March 31, 2003, $25.90 billion at December 31, 2002 and $11.76 billion at March 31, 2002.

	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
Retail Checking Accounts(1)
Washington Mutual Bank and Washington Mutual Bank fsb	1,300,561	1,289,705	1,218,440
Washington Mutual Bank, FA	6,160,759	5,968,850	5,318,195

Total retail checking accounts	7,461,320	7,258,555	6,536,635

Retail Checking Account Activity(1)
Net accounts opened during the quarter:
Washington Mutual Bank and Washington Mutual Bank fsb	10,856	11,900	36,055
Washington Mutual Bank, FA	191,909	155,087	650,389(2)

Net new retail checking accounts	202,765	166,987	686,444

(1)
Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar amounts.

(2)
Includes 358,846 checking accounts acquired from Dime.

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions)
(unaudited)

	Quarter Ended
	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002	Mar. 31, 2002
Allowance for Loan and Lease Losses
Balance, beginning of quarter	$1,653	$1,705	$1,665	$1,621	$1,404
Allowance acquired through business combinations	—	—	—	—	148
Allowance for transfer to loans held for sale	(3)	(17)	(7)	—	(7)
Allowance for certain loan commitments	—	(52)	—	—	—
Provision for loan and lease losses	125	125	135	160	175

	1,775	1,761	1,793	1,781	1,720
Loans charged off:
Loans secured by real estate:
Home loans	(15)	(23)	(9)	(11)	(11)
Purchased specialty mortgage finance	(10)	(7)	(9)	(8)	(9)

Total home loan charge-offs	(25)	(30)	(18)	(19)	(20)
Home equity loans and lines of credit:
Banking subsidiaries	(4)	(9)	(3)	(1)	(1)
Washington Mutual Finance	(3)	(4)	(2)	(3)	(2)
Multi-family	—	—	(1)	—	—
Other real estate	(10)	(5)	(11)	(32)	(10)

Total loans secured by real estate	(42)	(48)	(35)	(55)	(33)
Consumer:
Banking subsidiaries	(17)	(16)	(15)	(20)	(20)
Washington Mutual Finance	(40)	(43)	(42)	(44)	(40)
Commercial business	(14)	(20)	(17)	(19)	(19)

Total loans charged off	(113)	(127)	(109)	(138)	(112)
Recoveries of loans previously charged off:
Loans secured by real estate:
Home loans	—	—	2	—	—
Purchased specialty mortgage finance	1	—	—	—	—
Multi-family	—	—	1	—	—
Other real estate	4	5	6	1	1

Total loans secured by real estate	5	5	9	1	1
Consumer:
Banking subsidiaries	3	5	3	3	2
Washington Mutual Finance	6	4	5	5	5
Commercial business	4	5	4	13	5

Total recoveries of loans previously charged off	18	19	21	22	13

Net charge-offs	(95)	(108)	(88)	(116)	(99)

Balance, end of quarter	$1,680	$1,653	$1,705	$1,665	$1,621

Net charge offs (annualized) as a percentage of average loans held in portfolio	0.26%	0.29%	0.24%	0.32%	0.27%
Allowance as a percentage of total loans held in portfolio	1.12%	1.12%	1.15%	1.14%	1.12%

Washington Mutual, Inc.
Selected Financial Information
(dollars in millions)
(unaudited)

	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002	Mar. 31, 2002
Nonperforming Assets and Restructured Loans
Nonaccrual loans(1):
Home loans	$910	$1,017	$1,068	$1,092	$1,177
Purchased specialty mortgage finance	523	488	407	403	401

Total home loan nonaccrual loans	1,433	1,505	1,475	1,495	1,578
Home construction loans:
Builder(2)	38	42	48	44	57
Custom(3)	9	7	6	8	15
Home equity loans and lines of credit:
Banking subsidiaries	44	36	35	35	35
Washington Mutual Finance	41	37	35	31	29
Multi-family	49	50	58	64	51
Other real estate	402	414	356	371	413

Total nonaccrual loans secured by real estate	2,016	2,091	2,013	2,048	2,178
Consumer:
Banking subsidiaries	10	18	13	13	18
Washington Mutual Finance	67	69	76	75	79
Commercial business	73	79	86	96	116

Total nonaccrual loans held in portfolio	2,166	2,257	2,188	2,232	2,391
Foreclosed assets	334	336	309	274	267

Total nonperforming assets	$2,500	$2,593	$2,497	$2,506	$2,658
As a percentage of total assets	0.90%	0.97%	0.95%	0.96%	0.97%
Restructured loans	$99	$98	$112	$119	$130

Total nonperforming assets and restructured loans	$2,599	$2,691	$2,609	$2,625	$2,788

(1)
Excludes nonaccrual loans held for sale of $134 million at March 31, 2003. Prior periods also reflect the exclusion of nonaccrual loans held for sale of $119 million, $105 million, $114 million and $122 million at December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002. Loans held for sale are accounted for at lower of aggregate cost or market value, with valuation changes included as adjustments to gain from mortgage loans.

(2)
Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.

(3)
Represents construction loans made directly to the intended occupant of a single-family residence.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC.
Date: April 15, 2003	By:	/s/ FAY L. CHAPMAN Fay L. Chapman Senior Executive Vice President and General Counsel

20

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  ITEM 9. Regulation FD Disclosure.
Washington Mutual Announces Record Earnings; Company Delivers $1 Billion Quarter Board of Directors Increases Cash Dividend
Washington Mutual, Inc. Consolidated Statements of Income (dollars in millions, except per share data) (unaudited)
Washington Mutual, Inc. Consolidated Statements of Financial Condition (dollars in millions, except per share data) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions, except per share data) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions, except per share amounts) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
SIGNATURE